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                                                                     EXHIBIT 4.4

                                 TRUST AGREEMENT

        This TRUST AGREEMENT, dated as of __________, 2003, is between PHEAA STUDENT LOAN FOUNDATION, INC., a Pennsylvania nonprofit corporation, as depositor (the "Depositor"), and Wachovia Bank of Delaware, National Association, a national banking association, as owner trustee (the "Owner Trustee"). The Depositor and the Owner Trustee hereby agree as follows:

                                    ARTICLE I
                                CREATION OF TRUST

        Section 1.01 Purpose of Trust. The trust created hereby shall be known as PHEAA Student Loan Trust I (the "Trust"). The principal purpose of the Trust is to securitize student loans and student loan related assets and to acquire student loans from the Depositor and issue promissory notes secured by a pledge of such assets.

        Section 1.02 Creation of Trust Estate. The Depositor hereby assigns, transfers, conveys and sets over to the Owner Trustee the sum of one dollar ($1.00). The Owner Trustee hereby acknowledges receipt of such amount in trust from the Depositor, which amount shall constitute the initial trust estate. The Owner Trustee hereby declares that it will hold the trust estate in trust for the benefit of the Depositor.

        Section 1.03 Filing of Certificate of Trust. It is the intention of the parties hereto that the Trust constitute a statutory trust under Chapter 38 of Title 12 of the Delaware Code, 12 Del. C. 3801 et seq. and that this Trust Agreement constitute the governing instrument of the Trust. The Owner Trustee is hereby authorized and directed to execute and file a certificate of trust with the Delaware Secretary of State in the form attached hereto.

        Section 1.04 Authority of Trustee to Enter Contracts. The Owner Trustee is authorized and directed to enter into such document and to take such other actions as the Depositor specifically directs in written instructions delivered to the Owner Trustee; provided, however, the Owner Trustee shall not be required to take any action if the Owner Trustee shall determine, or shall be advised by counsel, that such action is likely to result in personal liability or is contrary to applicable law or any agreement to which the Owner Trustee is a party.

        Section 1.05 Amended and Restated Trust Agreement. The Depositor and the Owner Trustee will enter into an amended and restated Trust Agreement, satisfactory to each such party and substantially in the form included as an exhibit to the 1933 Act Registration Statement (as defined below), to provide for the contemplated operation of the Trust and the issuance of the Trust's securities referred to therein (collectively, the "Trust Securities").

        Section 1.06 Authorization of Depositor to Enter Contracts. The Depositor and the Owner Trustee hereby authorize and direct the Depositor, as the agent of the Trust:

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                (a) to file with the Securities and Exchange Commission (the
"Commission") and execute, in each case on behalf of the Trust, the Registration Statement on Form S-3 (the "1933 Act Registration Statement"), including any pre-effective or post-effective amendments to the 1933 Act Registration Statement, relating to the registration under the Securities Act of 1933, as amended, of the Trust Securities;

                (b) to file and execute on behalf of the Trust such applications, reports, surety bonds, irrevocable consents, appointments of attorney for service of process and other papers and documents as shall be necessary or desirable to register the Trust Securities under the securities or blue sky laws of such jurisdictions as the Depositor, on behalf of the Trust, may deem necessary or desirable; and

                (c) to execute on behalf of the Trust one or more underwriting agreements relating to the Trust Securities, substantially in the form included as an exhibit to the 1933 Act Registration Statement.

                                   ARTICLE II.
                          CONCERNING THE OWNER TRUSTEE.

        Section 2.01 Limitation on Trustee's Duties. Except as otherwise expressly required by Article I of this Trust Agreement, the Owner Trustee shall not have any duty or liability with respect to the administration of the Trust, the investment of the Trust's property or the payment of dividends or other distributions of income or principal to the Trust's beneficiaries, and no implied obligations shall be inferred from this Trust Agreement on the part of the Owner Trustee. The Owner Trustee shall not be liable for the acts or omissions of the Depositor nor shall the Owner Trustee be liable for any act or omission by it in good faith in accordance with the directions of the Depositor.

        Section 2.02 Acceptance by Trustee of Duties; Limitation on Liability. The Owner Trustee accepts the trust hereby created and agrees to perform its duties hereunder with respect to the same but only upon the terms of this Trust Agreement. The Owner Trustee shall not be personally liable under any circumstances, except for its own willful misconduct or gross negligence. In particular, but not by way of limitation:

                (a) The Owner Trustee shall not be personally liable for any error of judgment made in good faith by an officer or employee of the Owner Trustee;

                (b) No provision of this Trust Agreement shall require the Owner Trustee to expend or risk its personal funds or otherwise incur any financial liability in the performance of its rights or duties hereunder, if the Owner Trustee shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured or provided to it;

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                (c) Under no circumstance shall the Owner Trustee be personally liable for any representation, warranty, covenant or indebtedness of the Trust;

                (d) The Owner Trustee shall not be personally responsible for or in respect of the genuineness, form or value of the Trust property, the validity or sufficiency of this Trust Agreement or for the due execution hereof by the Depositor;

                (e) In the event that the Owner Trustee is unsure of the course of action to be taken by it hereunder, the Owner Trustee may request instructions from the Depositor and to the extent the Owner Trustee follows such instructions in good faith it shall not be liable to any person. In the event that no instructions are provided within the time requested by the Owner Trustee, it shall have no duty or liability for its failure to take any action or for any action it takes in good faith;

                (f) All funds deposited with the Owner Trustee hereunder may be held in a noninterest bearing trust account and the Owner Trustee shall not be liable for any interest thereon or for any loss as a result of the investment thereof at the direction of the Depositor; and

                (g) To the extent that, at law or in equity, the Owner Trustee has duties and liabilities relating thereto to the Depositor or the Trust, the Depositor agrees that such duties and liabilities are replaced by the terms of this Trust Agreement.

        Section 2.03 Reliance by Trustee on Information. The Owner Trustee shall incur no liability to anyone in acting upon any document believed by it to be genuine and believed by it to be signed by the proper party or parties. The Owner Trustee may accept a certified copy of a resolution of the board of directors or other governing body of any corporate party as conclusive evidence that such resolution has been duly adopted by such body and that the same is in full force and effect. As to any fact or matter the manner of ascertainment of which is not specifically prescribed herein, the Owner Trustee may for all purposes hereof rely on a certificate, signed by the Depositor, as to such fact or matter, and such certificate shall constitute full protection to the Owner Trustee for any action taken or omitted to be taken by it in good faith in reliance thereon.

        Section 2.04 Use and Conduct of Agents of Trust. In the exercise or administration of the trust hereunder, the Owner Trustee (a) may act directly or, at the reasonable expense of the Trust, through agents or attorneys, and the Owner Trustee shall not be liable for the default or misconduct of such agents or attorneys if such agents or attorneys shall have been selected by the Owner Trustee in good faith, and (b) may, at the expense of the Trust, consult with counsel, accountants and other experts, and it shall not be liable for anything done, suffered or omitted in good faith by it in accordance with the advice or opinion of any such counsel, accountants or other experts.

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        Section 2.05 Jurisdiction. Notwithstanding anything contained herein to the contrary, neither Wachovia Bank of Delaware, National Association, nor the Owner Trustee shall be required to take any action in any jurisdiction other than the State of Delaware if the taking of such action will (a) require the consent, approval, authorization or order of, the giving of notice to, the registration with, or the taking of any other action in respect of, any state or other governmental authority or agency of any jurisdiction other than the State of Delaware, (b) result in any fee, tax or other governmental charge under the laws of any jurisdiction or any political subdivision thereof in existence becoming payable by Wachovia Bank of Delaware, National Association, or (c) subject Wachovia Bank of Delaware, National Association, to personal jurisdiction in any jurisdiction other than the State of Delaware for causes of action arising from acts unrelated to the consummation of the transactions by Wachovia Bank of Delaware, National Association, or the Owner Trustee, as the case may be, contemplated hereby.

        Section 2.06 Trustee Not Performing in Individual Capacity. Except as expressly provided in this Article II, in accepting and performing the trust hereby created, the Owner Trustee acts solely as trustee hereunder and not in its individual capacity, and all persons having any claim against the Owner Trustee by reason of the transactions contemplated by this Trust Agreement shall look only to the Trust's property for payment or satisfaction thereof.

                                   ARTICLE III
                        COMPENSATION AND INDEMNIFICATION

        Section 3.01 Compensation and Indemnification of Owner Trustee. To the fullest extent permitted by applicable law, the Depositor hereby agrees to:

                (a) compensate the Owner Trustee in accordance with a separate fee agreement with the Owner Trustee;

                (b) reimburse the Owner Trustee for all reasonable expenses (including reasonable fees and expenses of counsel and other experts); and

                (c) indemnify, defend and hold harmless the Owner Trustee (in its individual and trustee capacities) and any of the officers, directors, employees and agents of the Owner Trustee (the "Indemnified Persons") from and against any and all losses, damages, liabilities, claims, actions, suits, costs, expenses, disbursements (including the reasonable fees and expenses of counsel), taxes and penalties of any kind and nature whatsoever (collectively, "Expenses"), to the extent that such Expenses arise out of or are imposed upon or asserted at any time against such Indemnified Persons with respect to the performance of this Trust Agreement, the creation, operation or termination of the Trust or the transactions contemplated hereby; provided, however, that the Depositor shall not be required to indemnify any Indemnified Person for any Expenses that are a result of the willful misconduct, bad faith or gross negligence of such Indemnified Person.

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        Section 3.02 Prepayment of Expenses. To the fullest extent permitted by law, Expenses to be incurred by an Indemnified Person shall, from time to time, be advanced by, or on behalf of, the Depositor prior to the final disposition of any matter upon receipt by the Depositor of an undertaking by, or on behalf of, such Indemnified Person to repay such amount if it shall be determined that the Indemnified Person is not entitled to be indemnified under this Agreement.

        Section 3.03 Lien on Trust Property. As security for any amounts owing to the Owner Trustee hereunder, the Owner Trustee shall have a lien against the Trust property, which lien shall be prior to the rights of the Depositor or any other beneficial owner of the Trust. The obligations of the Depositor under this
Article III shall survive the termination of this Trust Agreement and the resignation or removal of the Owner Trustee.

                                   ARTICLE IV
                            MISCELLANEOUS PROVISIONS

        Section 4.01 Termination. The Owner Trustee may resign upon sixty (60) days prior notice to the Depositor. If no successor has been appointed within such sixty (60) day period, the Owner Trustee may, at the expense of the Trust, petition a court to appoint a successor trustee. Any Person into which the Owner Trustee may be merged or with which it may be consolidated, or any Person resulting from any merger or consolidation to which the Owner Trustee shall be a party, or any Person which succeeds to all or substantially all of the corporate trust business of the Owner Trustee, shall be the successor Owner Trustee under this Trust Agreement without the execution, delivery or filing of any paper or instrument or further act to be done on the part of the parties hereto, except as may be required by applicable law.

        Section 4.02 Entire Agreement. This Trust Agreement represents the entire agreement between the parties hereto with respect to the subject matter hereof, and supersedes all prior agreements and understandings between the parties, whether written or oral.

        Section 4.03 Choice of Law. This Trust Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without reference to its conflict of law provisions, and the obligations, rights and remedies of the parties hereunder shall be determined in accordance with such laws. Sections 3540 and 3561 of Title 12 of the Delaware Code shall not apply to the Trust.

        Section 4.04 Counterparts. This Trust Agreement may be executed in two or more counterparts, each of which shall be an original, but all such counterparts shall together constitute one and the same agreement.

        Section 4.05 Amendments. This Trust Agreement may be amended and restated by the parties hereto as necessary to provide for the operation of the Trust; provided, however, that the Owner Trustee shall not be required to enter into any amendment hereto which adversely affects the rights, duties or immunities of the Owner Trustee.

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                            [SIGNATURE PAGE FOLLOWS]

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        IN WITNESS WHEREOF, the parties hereto have caused this Trust Agreement to be duly executed by their respective officers hereunto duly authorized, as of the day and year first above written.

                               Wachovia Bank of Delaware, National Association, as Owner Trustee

                               By:
                                     ---------------------------------
                               Name:
                                     ---------------------------------
                               Title:
                                     ---------------------------------

                               PHEAA STUDENT LOAN
                               FOUNDATION, INC.,
                               as Depositor

                               By:
                                     ---------------------------------
                               Name:
                                     ---------------------------------
                               Title:
                                     ---------------------------------